                                                                    EXHIBIT 12.4
                                                                          PAGE 1

                            THE TOLEDO EDISON COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------------------------------------
                                                             1998        1999       2000       2001        2002
                                                           ---------  ----------  ---------  ---------  -----------
                                                            RESTATED   RESTATED   RESTATED    RESTATED    RESTATED
                                                                            (DOLLARS IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...................    $ 108,619  $  101,982  $ 138,144  $  42,691  $    (5,142)
   Interest and other charges, before reduction for
     amounts capitalized...............................       88,263      78,496     71,373     62,773       57,672
   Provision for income taxes..........................       74,759      58,884     78,780     26,362       (9,844)
   Interest element of rentals charged to income (a)...      100,245      98,445     96,358     92,108       87,174
                                                           ---------  ----------  ---------  ---------  -----------
     Earnings as defined...............................    $ 371,886  $  337,807  $ 384,655  $ 223,934  $   129,860
                                                           =========  ==========  =========  =========  ===========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest expense....................................    $  88,263  $   78,496  $  71,373  $  62,773  $    57,672
   Interest element of rentals charged to income (a)...      100,245      98,445     96,358     92,108       87,174
                                                           ---------  ----------  ---------  ---------  -----------
     Fixed charges as defined..........................    $ 188,508  $  176,941  $ 167,731  $ 154,881  $   144,846
                                                           =========  ==========  =========  =========  ===========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
   CHARGES.............................................         1.97        1.91       2.29       1.45         0.90
                                                           =========  ==========  =========  =========  ===========

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                                    EXHIBIT 12.4
                                                                          PAGE 2

                            THE TOLEDO EDISON COMPANY

         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
               STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                                            YEAR ENDED DECEMBER 31,
                                                                           --------------------------------------------------------
                                                                             1998        1999        2000         2001       2002
                                                                           ---------   ---------   --------    ---------   --------
                                                                            RESTATED    RESTATED   RESTATED     RESTATED   RESTATED
                                                                                              (DOLLARS IN THOUSANDS)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items....................................   $ 108,619   $ 101,982   $138,144    $  42,691   $ (5,142)
   Interest and other charges, before reduction for amounts
     capitalized........................................................      88,263      78,496     71,373       62,773     57,672
   Provision for income taxes...........................................      74,759      58,884     78,780       26,362     (9,844)
   Interest element of rentals charged to income (a)....................     100,245      98,445     96,358       92,108     87,174
                                                                           ---------   ---------   --------    ---------   --------
     Earnings as defined................................................   $ 371,886   $ 337,807   $384,655    $ 223,934   $129,860
                                                                           =========   =========   ========    =========   ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest expense.....................................................   $  88,263   $  78,496   $ 71,373    $  62,773   $ 57,672
   Preferred stock dividend requirements................................      13,609      16,238     16,247       16,135     10,756
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis.................................       8,335      10,363     10,143       10,167      4,146
   Interest element of rentals charged to income (a)....................     100,245      98,445     96,358       92,108     87,174
                                                                           ---------   ---------   --------    ---------   --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis).....................   $ 210,452    $203,542   $194,121    $ 181,183   $159,748
                                                                           =========   =========   ========    =========   ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS)...............................................        1.77        1.66       1.98         1.24       0.81
                                                                           =========   =========   ========    =========   ========

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                       48